Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos., 333-283874, 333-272377 and 333-273028) and Form S-8 (Nos. 333-272266, 333-278602 and 333-284377) of Brenmiller Energy Ltd. of our report dated March 4, 2025, relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 4, 2025	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited